                                                Adopted as of April 23, 1996

                              AMENDED BYLAWS
                                    OF
                        BOATMEN'S BANCSHARES, INC.

                                ARTICLE I
                                 Offices
      The general offices of the Corporation shall be in the City of St. Louis, State of Missouri, unless the Board of Directors shall otherwise determine. The Corporation may also have other offices, both within and without the State of Missouri.

                               ARTICLE II
                          Shareholders Meetings
      Section 1.  Annual Meeting.  The annual meeting of the shareholders of
                  --------------
the Corporation for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held on the fourth Tuesday in April, in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day. The annual meeting of shareholders shall be held at the general offices of the Corporation in St. Louis, Missouri, and shall be convened at ten o'clock A.M. unless the Board of Directors shall specify a different place or time at which the meeting shall be convened.

      Section 2.  Special Meetings.  Special meetings of the shareholders may
                  ----------------
be called by the Chairman of the Board or the President or by resolution of the Board of Directors whenever deemed necessary. The business transacted at any special meeting of the shareholders shall be confined to the purpose or purposes specified in the notice therefor and to matters germane thereto.

      Section 3.  Notice.  Notice of each meeting of the shareholders stating
                  ------
the place, the date and the hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be mailed or caused to be mailed not less than ten (10) days nor more than fifty
(50) days before the date of the meeting by or at the direction of the Secretary (otherwise as permitted by law) to each shareholder of record entitled to vote at such meeting at his address as it appears on the records of the Corporation. Notice may be waived by a writing signed by the shareholder, or by his duly authorized attorney, either before or after the time of such meeting, and the presence of any shareholder in person or by proxy at any meeting shall constitute a waiver of notice of such meeting except where a shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. In order for any nomination for Director to be entertained at any meeting or for any business to be transacted at any annual meeting of the shareholders, other than nominations or business made or proposed by or at the direction of the Board of Directors, notice thereof must be received from the nominating or proposing shareholder by the Secretary of the Corporation, accompanied or promptly followed by such supporting information as he shall reasonably request, not less than seventy-five (75) days prior to the date of any annual meeting or more than seven (7) days after the mailing of notice of any special meeting.

      Section 4.  Quorum.  A majority of the outstanding shares entitled to
                  ------
vote at a meeting represented in person or by proxy shall constitute a quorum at a meeting of the shareholders. Every decision of a majority of the shares present, in person or by proxy, entitled to vote, provided a quorum is present, shall be valid as a corporate act unless by reason of the particular nature of such action a different vote is required by law or by the Articles of Incorporation of the Corporation.

      Section 5.  Adjournment.  Any meeting of shareholders may adjourn from
                  -----------
time to time until its business is completed. In the absence of a quorum, a majority of the shares represented, in person or by proxy, shall have the right successively to adjourn the meeting to a specified date not more than ninety (90) days after such adjournment. Any business which may have been transacted at the meeting at which the adjournment is taken may be transacted at the adjourned meeting. No notice need be given of an adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

      Section 6.  Voting.  At all meetings of the shareholders, subject to
                  ------
the provisions of the Articles of Incorporation of the Corporation and these Bylaws, each outstanding share shall be entitled to one vote on each matter submitted to a vote, but no share belonging or hypothecated to the Corporation shall be voted. In all elections for Directors of the Corporation, each shareholder shall have the right to cast as many votes in the aggregate as shall equal the number of voting shares held by him or her in the Corporation, multiplied by the number of Directors to be elected by the class to which he or she belongs at such election, and each shareholder may cast the whole number of votes, either in person or by proxy, for one candidate or distribute them among two or more candidates.

      Section 7.  Proxies.  A shareholder may vote either in person or by
                  -------
proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Every proxy must be filed with the Secretary of the Corporation at the meeting at which the same is to be used, and until so filed, it cannot be used at such meeting. No proxy shall be valid after the expiration of eleven (11) months from its date unless the person executing it shall have specified therein the length of time for which said proxy is to continue in force.

      Section 8.  List of Shareholders.  At least ten (10) days before each
                  --------------------
meeting of the shareholders, the Secretary of the Corporation shall make a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be kept on file for a period of ten (10) days prior to such meeting in the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present.

      Section 9.  Inspectors.  At any meeting of the shareholders at which
                  ----------
Directors are to be elected or a vote of the shareholders is to be taken on any proposition, the Chairman of the meeting may appoint not less than two persons, who are not Directors, inspectors to receive and canvass the votes given at such meeting, and certify the results to him.
In all cases where the right to vote upon any share or shares shall be questioned, it shall be the duty of the inspectors, if any, or persons conducting the vote to require the transfer books of the Corporation as evidence of shares held and the question shall be determined in accordance with said transfer books.

      Section 10.  Presiding Officer.  The Chairman of the Board shall
                   -----------------
preside at all meetings of the shareholders and shall act as Chairman thereof. In his absence, the Board of Directors may designate a substitute Chairman to preside at any meeting of shareholders. At any meeting of shareholders, the Chairman of such meeting may, from time to time during such meeting, appoint a temporary Chairman to preside at such meeting.

                             ARTICLE III
                          Board of Directors
      Section 1.  Powers and Number.  The property and business of the
                  -----------------
Corporation shall be controlled and managed by the Board of Directors. The number of Directors to constitute the Board of Directors shall be seventeen
(17); provided, however, that such number may be fixed, from time to time, at not less than a minimum of fifteen (15) nor more than a maximum of twenty-seven (27), by amendment of these Bylaws, and any such change shall be reported to the Secretary of State of the State of Missouri within thirty
(30) calendar days of such change.

      Section 2.  Classes of Directors, Election and Term of Office.  The
                  -------------------------------------------------
Directors shall be divided into three classes:  Class I, Class II and Class
III. Such classes shall be as nearly equal in number as possible. The term of office of the initial Class I Directors expired at the annual meeting of shareholders of the Corporation in 1985; the term of office of the initial Class II Directors expired at the annual meeting of shareholders of the Corporation in 1986; and the term of office of the initial Class III Directors expired at the annual meeting of shareholders of the Corporation in 1987. At each annual election, the Directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the Directors they succeed and shall be elected for a term of three (3) years expiring at the third succeeding annual meeting or thereafter when their respective successors are elected and have qualified. If the number of Directors is changed, any increase or decrease in Directors shall be apportioned among the classes so as to maintain all classes as nearly equal in number as possible, and any additional Director elected to any class shall hold office for a term which shall expire with the term of the Directors in such class.

      Section 3.  Removal of Directors.  At a meeting called expressly for
                  --------------------
that purpose, a Director of the Corporation or the entire Board of Directors may be removed without cause only upon the affirmative vote of the holders of not less than eighty percent (80%) of the shares entitled to vote generally in the election of Directors; provided, however, that, if less than the entire Board of Directors is to be so removed without cause, no one of the Directors may be removed if the votes cast against such Director's removal would be sufficient to elect such Director if then cumulatively voted at an election of the class of Directors of which such Director is a part. At a meeting called expressly for the purpose, a Director may be removed by the shareholders for cause by the affirmative vote of the holders of a majority of the shares entitled to vote upon his election.

      Section 4.  Vacancies.  In case of vacancies occurring on the Board of
                  ---------
Directors, any such vacancy may be filled by a vote of a majority of the surviving or remaining Directors then in office. Such Director as may be elected by the Board of Directors to fill a vacancy shall hold office for the unexpired term of the Director whose place shall be vacated or until the election and qualification of his successor.

      Section 5.  Annual Meeting.  The annual meeting of the Directors for
                  --------------
the purpose of electing officers and transacting such other business as may come before the meeting shall be held immediately following the annual meeting of shareholders or at such time as shall be fixed by the vote of the shareholders at the annual meeting or at any special meeting at which an election of Directors shall occur. Alternatively, the annual meeting shall be at such time as shall be fixed by the consent in writing of all the Directors or at such time as shall be fixed by an officer authorized to call special meetings of the Board of Directors.

      Section 6.  Regular Meetings.  A regular meeting of the Board of
                  ----------------
Directors shall be held during each calendar quarter of each year on such day thereof as shall be determined by the Chairman of the Board.

      Section 7.  Special Meetings.  Special meetings of the Board of
                  ----------------
Directors may be called by the Chairman of the Board or the acting chief executive officer.

      Section 8.  Notice of Meetings.  No notice shall be required to be
                  ------------------
given of the annual meeting of the Board of Directors if it is held immediately following the annual meeting of shareholders or if a majority of the whole Board shall have been present at the meeting of shareholders. Otherwise, notice of the annual meeting of the Board of Directors shall be given as is provided below for regular or special meetings. Notice of every regular or special meeting of the Board of Directors, stating the date, time, and place of the meeting, shall be given by or at the direction of the Secretary to each Director by mailing, or sending by telegraph or other electronic means, a written notice to the Director, addressed to his last known place of business, not less than three days before the date of the meeting, in the case of mailing, or twenty-four hours before the hour of the meeting, in the case of such other sending, or by contacting the Director in person or by telephone not less than six hours before the hour of the meeting.

      Section 9.  Waiver of Notice.  Any Director may waive notice of any
                  ----------------
meeting of the Board of Directors by a writing signed by him, either before or after the time of such meeting. Any Director present in person at any meeting shall be deemed to have thereby waived notice of such meeting except where such attendance is for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

      Section 10.  Quorum.  A majority of the full Board of Directors as
                   ------
prescribed by these Bylaws shall be required to be present at any meeting to constitute a quorum for the transaction of business and, except as otherwise specifically provided in these Bylaws, the concurring vote of at least a majority of the Directors at a meeting at which a quorum is present shall be required to determine all questions coming before the Board. In the absence of a quorum, the Directors present shall have the right successively to adjourn the meeting to a specified date and no notice need be given of such adjournment.

      Section 11.  Presiding Officer.  The Chairman of the Board shall
                   -----------------
preside at all meetings of the Board of Directors. In his absence, the Board of Directors may designate a substitute Chairman to preside at any meeting of the Board of Directors. At a meeting of the Board of Directors, the presiding officer may, from time to time during such meeting, appoint a temporary Chairman to preside at such meeting.

      Section 12.  Minutes and Statements.  The Board of Directors shall
                   ----------------------
cause to be kept a complete record of their meetings and acts, and of the proceedings of the shareholders. The business and proceedings of the Board shall, however, be kept confidential.

      Section 13.  Powers of the Board.  In addition to the power and
                   -------------------
authority conferred upon them by law, the Board of Directors may exercise all such powers of the Corporation and do all such lawful things as are not by law prohibited or limited.

      Section 14.  Advisory Directors.  The Board of Directors of the
                   ------------------
Corporation shall have the power at any time, and from time to time, to appoint one or more advisory directors (hereinafter referred to as "Advisory Directors"), who shall advise and counsel the Board. Advisory Directors shall not be, nor shall they have any of the duties, responsibilities or liabilities of, Directors of the Corporation or members of the Board of Directors or of any committees thereof, but may attend meetings of the Board with no right to vote at such meetings.

      Section 15.  Compensation of Directors and Advisory Directors.  The
                   ------------------------------------------------
Compensation to be paid the Directors of the Corporation and Advisory Directors for services at all meetings of the Board of Directors shall be determined from time to time by the Board of Directors.

                              ARTICLE IV
                              Committees
      Section 1.  Committees.  The Board of Directors may, upon
                  ----------
recommendation of the Chairman of the Board, by resolution adopted by a majority of the whole Board, designate two or more Directors to constitute such Committee or Committees as the Board shall deem advisable and shall designate Directors to constitute the Committees provided for in the following Sections of this Article IV. Each such Committee, to the extent provided in such resolution, shall have and exercise all of the authority of the Board of Directors in the management of the Corporation; provided that the designation of such Committee or Committees and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

      Section 2.  Executive Committee.  The Board of Directors may designate
                  -------------------
five or more Directors to constitute an Executive Committee, which Committee shall have and exercise all of the authority of the Board of Directors in the management of the Corporation. The Chairman of the Board shall be a member of such Committee and shall act as Chairman thereof; at least three other members of such Committee shall be Directors who are not officers or employees of the Corporation.

      Section 3.  Audit Committee.  The Board of Directors shall designate
                  ---------------
three or more Directors to constitute an Audit Committee, of which no officer or employee of the Corporation shall be a member, and who shall be appointed by the Board annually or more often. The Audit

Committee shall have and exercise all of the authority of the Board of Directors with respect to the review and examination of the financial affairs of the Corporation and its subsidiaries. It shall also be the duty of the Audit Committee to nominate the independent auditors of the Corporation for appointment by the Board of Directors; to arrange for and review the Corporation's annual audit; to ratify all accountants' fees rendered during the year; to review the scope and results of internal audit controls and procedures; and to provide for independent review of the adequacy of the Corporation's system of internal control.

      Section 4.  Compensation Committee.  The Board of Directors shall
                  ----------------------
designate three or more Directors to constitute a Compensation Committee, of which no officer or employee of the Corporation shall be a member, and who shall be appointed by the Board annually or more often. The Compensation Committee shall have and exercise all of the authority of the Board of Directors with respect to the selection and review of the competency and effectiveness of management of the Corporation and its subsidiaries; the review of the soundness and adequacy of compensation programs, including fringe programs, compliance with regulations and the like; the approval of salaries of Corporation officers and the review of salaries of senior top management of its subsidiaries; and the formulation of policy on and administration of special Corporation programs such as stock option plans, executive incentive plans, stock purchase plans for employees and the like.

      Section 5.  Finance Committee.  The Board of Directors may designate
                  -----------------
three or more Directors to constitute a Finance Committee. At least a majority of the members shall be Directors who are not officers or employees of the Corporation. The members of the Committee shall be appointed by the Board annually or more often. The Finance Committee shall review the financial matters related to the general business of the Corporation and its subsidiaries, such as interest rate risk management practices, investment portfolios, financial plans and projections, capital planning, investment performance of benefit plans, operating insurance coverages, and the like. The Finance Committee shall have and exercise all of the authority of the Board of Directors to approve the price and terms of debt and equity instruments issued or to be issued by the Corporation or its subsidiaries or modifications or renewals thereof.

      Section 6.  Nominating Committee.  The Board of Directors shall
                  --------------------
designate three or more Directors to constitute a Nominating Committee, of which no officer or employee of the Corporation shall be a member, and who shall be appointed by the Board annually or more often. The Nominating Committee shall recommend to the Board a slate of nominees for directors to be presented on behalf of the Board for election by shareholders at each annual meeting of the Corporation and shall recommend to the Board persons to fill vacancies on the Board.

      Section 7.  Compensation of Committee Members.  The Board of Directors
                  ---------------------------------
shall determine the compensation to be paid to each member of any Committee appointed by it for service on such committee.

      Section 8.  Notice of Meetings.  Notice of Committee meetings shall be
                  ------------------
given in the same manner as notices of meetings of the Board of Directors.

                                ARTICLE V
                                Officers
      Section 1.  Required Officers.  The Corporation shall have a Chairman
                  -----------------
of the Board, a President and a Secretary, all of whom shall be chosen by the Board of Directors. The Chairman of the Board and President shall be chosen from among the Directors. Any two offices may be held by the same person.

      Section 2.  Other Officers.  The Board of Directors may, upon the
                  --------------
recommendation of the Chairman of the Board or otherwise, appoint such other officers as it may deem necessary, who shall have such authority and perform such duties as from time to time may be prescribed by the Chairman of the Board or the Board of Directors.

      Section 3.  Tenure of Office and Removal.  The tenure of office of each
                  ----------------------------
of the officers of the Corporation, subject to prior removal, shall be until the close of the next annual meeting of the shareholders following his election and until the election of his successor. Any officer may be removed at any time prior to the expiration of his term by affirmative vote of a majority of the Directors. If the office of any officer of the Corporation becomes vacant, the Board of Directors may choose a successor for such officer who shall hold office for such term as may be prescribed by the Board of Directors but no longer than the unexpired portion of the term of the officer whose place is vacant and until his successor shall have been duly elected.

      Section 4.  Powers and Duties.  The Chairman of the Board shall be the
                  -----------------
chief executive officer of the Corporation. Such chief executive officer shall have general executive powers in conducting the affairs of the Corporation, as well as the specific powers conferred by these Bylaws. He shall have the power to suspend any officer and to dismiss any other employee of the Corporation when he shall deem it proper. He shall exercise all powers of the Board of Directors pertaining to the management of the business of the Corporation between meetings of the Board of Directors and the Executive Committee and such further powers and duties as may be conferred upon him by these Bylaws and the Board of Directors or the Executive Committee from time to time. He shall have the power to appoint an acting chief executive officer to serve between meetings of the Board of Directors and the Executive Committee in the event that he is unable to serve. The Chairman of the Board shall be a member of all Committees appointed by the Board of Directors, except the Audit Committee, the Compensation Committee, and the Nominating Committee, unless excused by the Board from being a member thereof.

      The President shall have such powers and duties as may be assigned to him by the Chairman of the Board or the Board of Directors or the Executive Committee from time to time.

      The Secretary shall keep accurate minutes of all meetings of the shareholders and of the Board of Directors and shall attend to the giving of all notices required to be given under these Bylaws. He shall be custodian of the corporate records and seal of the Corporation and he or an Assistant Secretary shall have the authority to affix the seal to any documents requiring such and to attest the same. He shall also perform such other duties as may be assigned to him from time to time by the Chairman of the Board or the Board of Directors or any Committee thereof.

      Otherwise, all other officers shall have such powers and duties in the management of the business, property and affairs of the Corporation as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the Chairman of the Board or the Board of Directors or any Committee thereof.

      Section 5.  Compensation.  The compensation of all senior officers of
                  ------------
the Corporation shall be fixed by or pursuant to the authority of the Board of Directors.

      Section 6.  Officers' Bonds.  The Board of Directors may require any
                  ---------------
officer or officers to furnish the Corporation a bond in such sum and in form and with security satisfactory to the Board of Directors for the faithful performance of the duties of the offices.

                              ARTICLE VI
                    Certificate of Stock and Transfers
      Section 1.  Forms and Execution of Certificates.  The shares of stock
                  -----------------------------------
of the Corporation shall be represented by certificates (except fractional shares which may be represented by certificates or, in the discretion of the Board of Directors, scrip) and shall be signed by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation. Any and all such signatures may be facsimile and such seal may be facsimile, engraved or printed. In case any such officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall cease to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

      Section 2.  Transfer of Stock.  Shares of stock, after certificates
                  -----------------
thereof have been issued, shall be transferable only on the stock transfer books of the Corporation which shall be in the possession of the Secretary or a transfer agent or registrar for the Corporation. No transfer shall be valid against the Corporation until the same is so entered upon its books and the old certificate is surrendered for cancellation.

      Section 3.  Transfer and Registration Agents.  The Board of Directors
                  --------------------------------
may appoint a transfer agent or agents who shall have and exercise supervision over the transfer of shares of stock and the issuance of stock certificates, subject to such conditions and regulations as the Board of Directors may prescribe; and the Board of Directors may appoint a registrar who shall register all transfers of shares of stock and the issuance of stock certificates, subject to such conditions and regulations as the Board may prescribe.

      Section 4.  Fixing of Record Date.  The Board of Directors shall have
                  ---------------------
power to fix in advance a date, not exceeding seventy (70) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment or rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of shares, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. If the Board of Directors does not set a record date for the determination of the stockholders entitled to notice of, and to vote at, a meeting of shareholders, only the shareholders who are shareholders of record at the close of business on the twentieth day preceding the date of the meeting shall be entitled to notice of, and to vote at, the meeting, and any adjournment of the meeting.

                             ARTICLE VII
                       Miscellaneous Provisions
      Section 1.  Fiscal Year.  The fiscal year of the Corporation shall
                  -----------
cover such period of twelve calendar months as the Board of Directors may determine. In the absence of any such determination, the accounts of the Corporation shall be kept on a calendar year basis.

      Section 2.  Consents.  Any action which is required to be or may be
                  --------
taken at a meeting of the Directors or by the Executive Committee or any other Committee of the Directors may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the Directors or by all members of the Committee as the case may be. The consent shall have the same force and effect as a unanimous vote at a meeting duly held and may be stated as such in any certificate or document filed under the General and Business Corporation Law of Missouri. The Secretary shall file the consents with the minutes of the meetings of the Board of Directors or of the Committee as the case may be.

      Section 3.  Tele-participation at Meetings.  Members of the Board of
                  ------------------------------
Directors or any Committee designated by the Board of Directors may participate in a meeting of the Board of Directors or of any Committee by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in the meeting in this manner shall constitute presence in person at the meeting.

      Section 4.  Amendments to Bylaws.  The Board of Directors shall have
                  --------------------
the power to make, alter, amend or repeal the Bylaws of the Corporation from time to time.